UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   February 7, 2025
(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.
Hercules, California 94547
(Address of principal executive offices, including zip code)

(510)724-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.0001 per share	BIO	New York Stock Exchange
Class B Common Stock, Par Value $0.0001 per share	BIO.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 2.02    Results of Operations and Financial Condition

On February 13, 2025, Bio-Rad Laboratories, Inc. announced its financial results for the quarter ended December 31, 2024. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 2.05    Costs Associated with Exit or Disposal Activities.

On February 7, 2025, Bio-Rad Laboratories, Inc. (the “Company") initiated a strategy-driven restructuring plan in furtherance of our ongoing program to improve operating performance. The restructuring plan primarily impacts our operations in the United States and includes the elimination of certain positions, the consolidation of certain functions, and the relocation of certain operations to lower cost locations. The restructuring plan is expected to eliminate a total of approximately 5% of our workforce. We anticipate the restructuring plan will be substantially completed by the end of fiscal year 2025.

We estimate that as a result of this restructuring plan we will incur between approximately $45 million and $50 million in total cost, which we anticipate will consist primarily of one-time termination benefits to the affected employees, including cash severance payments, healthcare benefits, and related transition assistance. We anticipate that we will record approximately $30 million to $35 million of the charges related to this restructuring plan in the first quarter of fiscal year 2025 with the balance expected to be recorded by the end of fiscal year 2025.

The amounts are preliminary estimates based on the information currently available to management. It is possible that additional charges and future cash payments could occur in relation to the restructuring actions.

Note Regarding Forward-Looking Statements

Certain statements set forth in Item 2.05 above constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the Company’s expectations or estimates relating to the restructuring plan, including the anticipated workforce reduction, timing of completion of the restructuring plan, and timing and amounts of the charge to be recorded and cash expenditures to be made in connection with the restructuring plan. The Company cautions you that forward-looking statements are inherently uncertain. Although the Company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include: the Company’s ability to complete the restructuring plan within the anticipated timeline; the impact of the workforce reduction on the Company’s business; unanticipated charges not currently contemplated that may occur as a result of the restructuring plan; and those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent filings made by the Company with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in Item 2.05 above.

ITEM 8.01    Other Events.

On February 13, 2025, Bio-Rad Laboratories, Inc. (the “Company”) issued a press release announcing that the Company had entered into a binding offer to purchase all equity interests in Stilla Technologies (a French corporation).

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

ITEM 9.01    Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release of Bio-Rad Laboratories, Inc. dated February 13, 2025
99.2	Press release of Bio-Rad Laboratories, Inc. dated February 13, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:	February 13, 2025	By:	/s/ Roop K. Lakkaraju
Roop K. Lakkaraju
Executive Vice President and Chief Financial Officer